UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  July 1, 2005

Date of earliest event reported:  July 1, 2005

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On July 1, 2005, Northwest Airlines Corporation (the “Company”) entered into a letter agreement (the “Amendment”) with J. Timothy Griffin, Executive Vice President – Marketing & Distribution of the Company, which amended an award (the “Award”) for 20 “Points” granted to Mr. Griffin in April 2004 under the Company’s E-Commerce Incentive Compensation Program (the “E-Commerce Plan”).  The E-Commerce Plan was adopted in 2000 as an incentive to management to create, develop and maximize the value of investments made by Northwest Airlines, Inc. (“Northwest”), the principal operating subsidiary of the Company, in a number of e-commerce or internet-based businesses. Under the E-Commerce Plan, 20% of the value of the investments in excess of the cost of such investments plus a minimum compounded annual return of 15% was set aside for awards to key employees of Northwest.  Each Point represents, when vested, the right to receive a payment equal to 0.1% of the market value attributable to the group of investments for which the Points were awarded.  The Award was scheduled to vest, subject to Mr. Griffin’s continued employment with Northwest and the achievement of a financial target related to Northwest’s e-commerce revenues, in three equal installments in April of 2005, 2006 and 2007.  The financial target related to Northwest’s e-commerce revenues has been satisfied.

The Amendment accelerates the payment of, and amends the vesting conditions with respect to, the outstanding portion of a redemption amount that was otherwise scheduled to vest in April of 2006 and 2007. Under the Amendment, the Company will pay to Mr. Griffin in cash the remaining redemption amount within ten days after the date of the Amendment.  The remaining redemption amount, which is attributable to the disposition of Northwest’s investment in Orbitz, Inc. (one of the e-commerce businesses covered by the Award), equals two-thirds of the potential aggregate payout amount reported in the “Long Term Incentive Plan Awards in 2004” table contained in the Company’s proxy statement filed with the Securities and Exchange Commission on May 27, 2005, plus interest from the date of the disposition.  The amount of future redemption payments, if any, attributable to the other e-commerce investment covered by the Award is not presently determinable and is not affected by the Amendment.  The Amendment provides that if Mr. Griffin’s employment is terminated by the Company for “cause” (as defined in the E-Commerce Plan) or by Mr. Griffin without “good reason” (as defined in the E-Commerce Plan) on or before certain specified dates (the “New Vesting Dates”), then Mr. Griffin will be obligated to repay to the Company 125% of any portion of the cash payment that remains unvested as of the date of such termination.  Under the New Vesting Dates, 50% of the cash payment will vest on the first anniversary of the date of the Amendment and the remaining 50% will vest on the second anniversary of that date.  The Amendment also provides that the Company may off-set any amounts that may be required to be re-paid by Mr. Griffin pursuant to the Amendment against other amounts owed by the Company to him.  In addition, the Amendment contains a confidentiality provision and a non-compete provision under which Mr. Griffin agreed not to become employed by or otherwise provide personal services to any air carrier that competes with the Company or an affiliate of the Company for a period of one year after termination of his employment with Northwest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated:  July 1, 2005